                                                                         EX 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS



  We consent to the incorporation by reference in this registration statement of AmeriCredit Corp. on Form S-3 (File No. 333-____) of our report, which includes an explanatory paragraph regarding AmeriCredit Corp. changing its method of accounting for transfers and servicing of financial assets and extinguishment of liabilities, dated August 6, 1997, on our audits of the financial statements of AmeriCredit Corp. We also consent to the reference to our firm under the caption "Experts."



COOPERS & LYBRAND L.L.P.

Fort Worth, Texas
May 8, 1998